                                                                 EXHIBIT h(4)(a)

                             MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is entered into as of this 3rd day of May, 1999 between AIM Advisor Funds, Inc. (the "Company"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and AIM agree as follows:

         The Company and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its operating services fees at the rates set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Company nor AIM may remove or amend the waivers to the Company's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived.

         The Company and AIM agree to review the then-current operating services fee waivers for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. Unless the Company, by vote of its Board of Directors, or AIM terminates the waivers, or the Company and AIM are unable to reach an agreement on the amount of the waivers to which the Company and AIM desire to be bound, the waivers will continue for additional one-year terms at the rate to which the Company and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Company and AIM agree to be bound.

         IN WITNESS WHEREOF, the Company and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                    AIM Advisor Funds, Inc.,
                                    on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement


                                    By: /s/ ROBERT H. GRAHAM
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------



                                    A I M Advisors, Inc.


                                    By: /s/ ROBERT H. GRAHAM
                                       -----------------------------------------
                                    Title: President
                                          --------------------------------------

                                  EXHIBIT "A"
                                  -----------

                            AIM ADVISOR FUNDS, INC.

FUND                                        FEE WAIVER                           COMMITTED UNTIL
----                                        ----------                           ---------------
AIM Advisor Flex Fund

              Class A        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million
              Class B        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million
              Class C        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million

AIM Advisor International
Value Fund
              Class A        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million
              Class B        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million
              Class C        0.35% of operating service fees on average net       June 30,1999
                             assets in excess of $50 million

AIM Advisor Large Cap
Value Fund                   0.35% of operating service fees on average net       June 30, 1999
              Class A        assets in excess of $50 million
                             0.35% of operating service fees on average net       June 30, 1999
              Class B        assets in excess of $50 million
                             0.35% of operating service fees on average net       June 30, 1999
              Class C        assets in excess of $50 million

AIM Advisor MultiFlex Fund

              Class A        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million
              Class B        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million
              Class C        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million

AIM Advisor Real Estate
Fund

              Class A        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million
              Class B        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million
              Class C        0.35% of operating service fees on average net       June 30, 1999
                             assets in excess of $50 million
